Exhibit 99.2

PRESS RELEASE
_________________________________________________________________________________

richard leland
VP, FINANCE AND TREASURER
rleland@masonite.com
813.739.1808

farand pawlak, CPA
DIRECTOR, INVESTOR RELATIONS
fpawlak@masonite.com
813.371.5839

Masonite International Corporation Expands Share Repurchase Authorization to $250 Million

(Tampa, FL, August 9, 2021) - Masonite International Corporation (NYSE: DOOR) announced today that its Board of Directors approved a new share repurchase program allowing the Company to repurchase up to $250 million of its outstanding common shares, inclusive of approximately $40 million which currently remains available under the existing share repurchase authorization approved in May 2018.
Any repurchases under the new and existing program will be made in the open market, in privately negotiated transactions or otherwise, subject to market conditions, applicable legal requirements, and other relevant factors. The share repurchase programs do not obligate the Company to acquire any particular number of common shares, and it may be suspended or terminated at any time at the Company’s discretion. The timing of the repurchases and the actual amount repurchased will be determined by the Company based on its evaluation of a variety of factors, including the market price of the Company’s common shares, general market and economic conditions, and other factors. Repurchases under the share repurchase program are permitted to be made under one or more Rule 10b5-1 plans, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under applicable insider trading laws.
“Our Board of Directors and management view Masonite’s shares as an attractive investment opportunity,” said Howard Heckes, President and Chief Executive Officer. “We believe that investing to support the growth expectations set forth in the Company’s 2025 Centennial Plan, in combination with opportunistic share repurchases, will provide enhanced long-term returns to shareholders.”

masonite.com

About Masonite
Masonite International Corporation is a leading global designer, manufacturer, marketer and distributor of interior and exterior doors for the new construction and repair, renovation and remodeling sectors of the residential and non-residential building construction markets. Since 1925, Masonite has provided its customers with innovative products and superior service at compelling values. Masonite currently serves approximately 7,600 customers in 60 countries. Additional information about Masonite can be found at www.masonite.com.
Forward-looking Statements
This press release contains forward-looking information and other forward-looking statements within the meaning of applicable Canadian and/or U.S. securities laws, including our discussion of our additional share repurchase program, our 2025 Centennial Plan and the effects of our strategic initiatives. When used in this press release, such forward-looking statements may be identified by the use of such words as “may,” “might,” “could,” “will,” “would,” “should,” “expect,” “believes,” “outlook,” “predict,” “forecast,” “objective,” “remain,” “anticipate,” “estimate,” “potential,” “continue,” “plan,” “project,” “targeting,” or the negative of these terms or other similar terminology.
Forward-looking statements involve significant known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Masonite, or industry results, to be materially different from any future plans, goals, targets, objectives, results, performance or achievements expressed or implied by such forward-looking statements. As a result, such forward-looking statements should not be read as guarantees of future performance or results, should not be unduly relied upon, and will not necessarily be accurate indications of whether or not such results will be achieved. Factors that could cause actual results to differ materially from the results discussed in the forward-looking statements include, but are not limited to, downward trends in our end markets and in economic conditions; reduced levels of residential new construction; residential repair, renovation and remodeling; and non-residential building construction activity due to increases in mortgage rates, changes in mortgage interest deductions and related tax changes and reduced availability of financing; competition; the continued success of, and our ability to maintain relationships with, certain key customers in light of customer concentration and consolidation; our ability to accurately anticipate demand for our products including seasonality; scale and scope of the coronavirus ("COVID-19") pandemic and its impact on our operations, customer demand and supply chain; increases in prices of raw materials and fuel; tariffs and evolving trade policy and friction between the United States and other countries, including China, and the impact of anti-dumping and countervailing duties; increases in labor costs, the availability of labor, or labor relations (i.e., disruptions, strikes or work stoppages); our ability to manage our operations including potential disruptions, manufacturing realignments (including related restructuring charges) and customer credit risk; product liability claims and product recalls; our ability to generate sufficient cash flows to fund our capital expenditure requirements, to meet our pension obligations and to meet our debt service obligations, including our obligations under our senior notes and our asset-based revolving credit facility (ABL Facility); limitations on operating our business as a result of covenant restrictions under our existing and future indebtedness, including our senior notes and our ABL Facility; fluctuating foreign exchange and interest rates; our ability to replace expiring patents and to innovate, keep pace with technological developments and successfully integrate acquisitions; the continuous operation of our information technology and enterprise resource planning systems and management of potential cyber security threats and attacks; political, economic and other risks that arise from operating a multinational business; uncertainty relating to the United Kingdom's exit from the European Union; retention of key management personnel; and environmental and other government regulations, including the United States Foreign Corrupt Practices Act ("FCPA"), and any changes in such regulations.